EXHIBIT  (a)   (1)   (iii)


                          FORM OF LETTER OF TRANSMITTAL
                          -----------------------------

       (including Guidelines for Certification of Taxpayer Identification)

                              LETTER OF TRANMITTAL
          Regarding the 5-YEAR NON-INTEREST-BEARING DEBT OBLIGATIONS OF
                              AUTOLEND GROUP, INC.

         Tendered Pursuant to the Offer to Purchase Dated March 15, 2002

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT,
     AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE PARTNERSHIP BY,
            12:00  MIDNIGHT DAYLIGHT SAVINGS TIME, ON APRIL 15, 2002
       (THE "EXPIRATION DATE"),  UNLESS THE OFFER IS EXTENDED BY OFFERORS.


Name of Debt Holder:_________________________  If applicable:
Street Address (or PO Box):__________________  Custodian name__________________
City, State, Zip (or Postal code):___________ Custodian Address_______________ Country:_____________________________________ City, State, Zip:_______________
Face value of Debt tendered:_________________  Account#:_______________________
Optional: Fax and/or phone #:________________  (in case of problems)
Tax  I.D. #:_________________________

I am a Debt holder of AutoLend Group, Inc.'s debt obligations as issued in AutoLend's bankruptcy proceedings (the five-year unsecured non-interest-bearing debt which was made effective March 5, 1999), or the duly, authorized representative or agent thereof. I hereby tender my Debt, or that of my principal, interest, as described and specified below, to Prinova Capital Group,
LLC.   (the "Offeror"), upon the terms and conditions set forth in the Offer to
Purchase, dated March 15, 2002 (collectively, the "Offer to Purchase" and "Letter of Transmittal" constitute the "Offer").

THIS LETTER OF TRANSMITTAL IS SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE RIGHT OF THE OFFEROR TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

I hereby represent and warrant that I have full authority to sell my interests, or those of my principal, to the Offeror, and that the Offeror will acquire good title, free and clear of any adverse claim. Upon request, I will execute and deliver any additional documents necessary to complete the sale of my interests in accordance with the terms of the Offer.

I hereby appoint Prinova Capital Group, LLC (without posting of a bond) as my attorney-in-fact with respect to my interests, or those of my principal, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to : (1) transfer ownership of my interests or those of my principal on the Company's books to the respective Offeror, (2) change the address of record of my interests or those of my principal prior to or after completing the transfer, (3) execute and deliver lost certificate indemnities and all other transfer documents, (4) direct any custodian or trustee holding record title to the interests to do what is necessary, including executing and delivering a copy of this Letter of Transmittal, and (5) upon payment by the respective Offeror of the purchase price, to receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of my interests hereby tendered.


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                           INSTRUCTIONS TO TENDER DEBT

Please complete the following steps to tender your Debt:
     -    Complete Part 1. by inserting the amount of Debt tendered.
     -    Complete Part 2. by providing your telephone and facsimile number(s).
     - Complete Part 3. by providing the appropriate signature(s). (Note: if your account is held by a Trustee of Custodian, sign below and forward this form to the Trustee of Custodian at the address noted on the first page of this Letter of Transmittal to complete the remaining steps). All signatures must be notarized by a Notary Public or equivalent.
     - Return your original Certificate(s) of Ownership for the interests with this form. If you are unable to locate your Certificate(s) of Ownership, complete the Affidavit and Indemnification Agreement for Missing Certificate(s) of Ownership.


PART 1.   AMOUNT OF DEBT TO BE TENDERED:
[ ] I tender my entire interest or that of my principal if I am acting as agent or custodian in the Debt of $_____________________ face value, for a price of 5% of face value.


PART 2.   TELEPHONE NUMBER(S):
My telephone numbers are: (__)_________[daytime] and (__)_________[evening].


PART 3.   SIGNATURES:


FOR    INDIVIDUAL/JOINT OWNERS:

_______________________________               __________________________________
Print Name of Debt holder                     If Joint, Print Name of Joint
Owner



___________________________________________
_______________________________               __________________________________
Signature of Debt holder                      If Joint, Signature of Joint
Owner


Sworn to me this __ day of ___, 2002        Sworn to me this ___day of ____,2002


_______________________________               __________________________________
Notary Public                                 Notary Public


Return or Deliver:     (1) this Letter of Transmittal;    (2) your original
Certificate(s) of Ownership for the interests, or if you are unable to locate your Certificate(s) of Ownership, the Affidavit and Indemnification Agreement for Missing Certificate(s) of Ownership; and (3) the Substitute Form W-9 on or before the Expiration Date to:

          Mr. Robert G. Cates
          Cates & Quintana, Attorneys
          600 Central Avenue, SW  Suite 300
          Albuquerque, NM  87102


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